ANCHOR SERIES TRUST
SUNAMERICA MUTUAL FUNDS
SUNAMERICA STYLE SELECT SERIES, INC.
SUNAMERICA SENIOR FLOATING RATE FUND, INC.
SUNAMERICA STRATEGIC INVESTMENT SERIES,
INC.


Report on Repurchase Agreement Transactions

	During the quarter ended March 31, 2002, the Funds engaged in repurchase agreement transactions ("repos") with State Street Bank and Trust Company ("SSB & T"), BNP-Paribas,
Lehman Brothers, and UBS Warburg, LLC (f/k/a Warburg Dillon
Reed, LLC). The Subadvisers and Portfolio Managers have confirmed all repos were consistent with the Policy Regarding Repurchase Transactions adopted by the Boards to govern such transactions. In particular, the amount of a repo with any one entity did not exceed 25% of the participating Fund's net assets, and the market value of the collateral, which is marked-to-market daily, received with respect to each repo was at least 102% of the principal amount of the repo (100% if such collateral was in the form of cash).

Rule 17a-7 and Agency Cross Transactions Report

	Rule 17a-7 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that Boards of Directors review, on a quarterly basis, securities transfers between Funds and between Funds and non-investment company accounts when both are managed by the adviser or subadvisers. During the quarter ended March 31, 2002, one of the Funds engaged in an Agency
Cross transaction. During the quarter ended March 31, 2002, the following Funds engaged in Rule17a-7 transactions:

RULE 17A-7 TRANSACTIONS:

Portfolio/Fund  Number of Transactions
Adviser/Subadviser

Style Select
Focused Value                11
American Century
Multi-Cap Value            102
American Century
Small Cap Growth                                4                         EQSF
Advisers/Third Avenue

Anchor Series Trust
Capital Appreciation                                  1
	Wellington  Management

Agency Cross Trades:
Portfolio/Fund  Number of Transactions
Adviser/Subadviser

Style Select
Mid-Cap Growth                             1
Morgan Stanley

	Attached as Exhibit 1 is a description of the transactions. All transactions listed above complied with the procedures adopted by the Boards pursuant to Rule 17a-7 and Rule 206 (3)-2 of the Investment Advisers Act of 1940, as amended. The following is a resolution acknowledging the Boards' review of the Rule 17a-7 transactions and Agency Cross Trades contained in this compliance report:

	RESOLVED, that the Boards of
Directors/Trustees of SunAmerica Style Select
Series, Inc. and Anchor Series Trust hereby acknowledge that they reviewed the Rule17a-7 and Agency Cross Trade transactions contained in this compliance report and determined that all such transactions complied with the procedures adopted by the Board of Directors/Trustees pursuant to Rule
17a-7 under the Investment Company Act of 1940, as amended.

Rule 17e-1 and Affiliated Futures Commission Merchants
Transactions Report

	Attached as Exhibit 2 are descriptions of the 17e-1 transactions for the quarter ended March 31, 2002. Rule 17e-1 under the 1940 Act requires the Boards of Directors/Trustees to review brokerage transactions between a Fund and affiliated persons on a quarterly basis. During the quarter ended March 31, 2002, the following Funds engaged in the indicated number of transactions with affiliated brokers pursuant to Rule 17e-1:

Portfolio/Fund  Number of Transactions
	Adviser/Subadviser

Style Select
Focused Value                     1
	American Century
Multi-Cap Value                   1
	American Century
Small Cap Growth                         28
	Baron
Focused Growth                   16     Fred
Alger
Focused Growth and Income                        25
	Harris
Focused Growth                                          2
	Marsico Capital
Focused Growth and Income                          2
	Marsico Capital
Focused Value                    37                            Third
Avenue
Small Cap Value                  54     Third
Avenue

	There were no affiliated futures commission merchants transactions. All affiliated brokers' transactions complied with the procedures adopted by the Boards pursuant to Rule 17e-1. The following is a resolution acknowledging the Boards' review of the Rule 17e-1 transactions contained in this compliance report:

RESOLVED, that the Board of Directors of SunAmerica Style Select Series, Inc. hereby acknowledge that they have reviewed the Rule17e-1 transactions contained in this compliance report and have determined that all such transactions complied with the procedures adopted by the Board of Directors pursuant to Rule 17e-1 under the Investment Company Act of 1940, as amended.

Summary of Rule 10f-3 Transactions

	Attached as Exhibit 3 are the portfolio managers' analysis with respect to the Rule 10f-3 transactions. Rule 10f-3 under the 1940 Act requires the Board of Directors to review the "covered securities" purchased by a Fund, no less than on a quarterly basis. During the quarter ended March 31, 2002, the following Funds engaged in transactions in which an affiliated person was involved in the underwriting syndicate:

Portfolio/Fund          Number of Transactions   Adviser/Subadviser

Style Select
Multi-Cap Value                3                 American  Century
Small Cap Growth               1                 Credit Suisse Asset Management
Mid-Cap Growth                 3                 Morgan Stanley

The Subadvisers have confirmed that all of the above transactions were in compliance with the procedures adopted by the Boards pursuant to Rule 10f-3. The following is a resolution acknowledging the Boards' review of the Rule10f-3 transactions contained in this compliance report:

RESOLVED, that the Board of Directors of SunAmerica Style Select Series, Inc. hereby acknowledge that they have reviewed the Rule 10f-
3 transactions contained in this compliance report and have determined that all such transactions complied with the procedures adopted by the Board of Directors pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

Rule 144A and Section 4(2) Transaction Report

	Attached as Exhibit 4(a) are copies of the portfolio managers' descriptions with respect to those Rule 144A securities purchased and/or held during the quarter deemed to be liquid by the Subadviser. The procedures adopted by the Boards of Directors/Trustees require a Fund's portfolio manager to analyze market conditions, in order to ascertain liquidity, prior to purchasing securities pursuant to Rule 144A under the Securities Act of 1933, as amended (the "1933 Act"), and thereafter, to monitor such market conditions on a continuous basis, in order to determine whether such securities continue to be liquid. A security is generally considered liquid if, based on prevailing market conditions, such security can be disposed of within seven days in the ordinary course of business at approximately the carrying value of the security.

	For the quarter ended March 31, 2002, the following Funds held Rule 144A securities, which were deemed to be liquid by their respective portfolio manager:

Portfolio/Fund
Number of Transactions
Adviser/Subadviser

Style Select
Multi-Cap Value
4
American Century
Large Cap Growth
1
Jennison

Anchor Series Trust
Government & Quality Bond Fund
3
Wellington
Multi-Asset Fund
1
Wellington

Strategic Multi-Asset Fund
44
Wellington
Capital Appreciation Fund
2
Wellington
Natural Resources
1
Wellington

	The portfolio managers determined the liquidity of these securities in compliance with the procedures established by the Boards of Directors/Trustees.

Attached as Exhibit 4(b) are copies of the portfolio managers' descriptions with respect to the Section 4(2) commercial paper held by the money market funds.

Portfolio/Fund
Number of Transactions
Adviser/Subadviser
SunAmerica Money Market Fund
121
SAAMCo
Anchor Series Money Market Fund
6
Wellington

	The following is a resolution acknowledging the Boards' review of the Rule 144A and Section 4(2) transactions contained in this compliance report:

RESOLVED, that the Boards of
Directors/Trustees of SunAmerica Style Select
Series, Inc. and Anchor Series Trust hereby acknowledge that they have reviewed the Rule
144A and Section 4(2) transactions contained in the compliance report and have determined that all such transactions complied with the procedures adopted by the Boards of Directors/Trustees pursuant to Rule 144A under the Securities Act of 1933, as amended.


Report on Rule 2a-7 Money Market Portfolio Holdings and
Ratings

  Attached as Exhibits 5(a) and 5(b) are reports regarding the compliance of AST Money Market Portfolio, SunAmerica Money Market Fund and SunAmerica Municipal Money Market Fund.
Rule 2a-7 of the Investment Company Act of 1940 requires the Boards of Directors/Trustees to review on a quarterly basis the deviation between amortized cost and the market-based net asset value of each of the SunAmerica Money Market Fund, the SunAmerica Municipal Money Market Fund and the AST Money
Market Portfolio (collectively referred to as the "Money Market Funds") to ensure that the amortized cost method of valuation fairly reflects the market-based net asset value.

	Portfolio Instruments Purchased and Held

	All portfolio instruments purchased and held by the Money Market Funds during the quarter ended
March 31, 2002 are Eligible Securities as determined by SAAMCo.

Downgradings of Portfolio Instruments, NRSRO Ratings and Maturity

	The credit rating and maturity of each instrument in the Funds are within the guidelines prescribed by Rule 2a-7. No securities were sold due to a downgrade in rating by an NRSRO (Nationally
Recognized Statistical Rating Organization) or any determination by SunAmerica of adverse quality or creditworthiness. There were no downgrades of the instruments held in the Money Market Funds during the quarter ended March 31, 2002.

Diversification Test

	During the quarter ended March 31, 2002, the Money Market Funds had no investments which violated the guidelines regarding diversification imposed by Rule 2a-7.

Dollar-Weighted Average Maturity

	The Dollar-Weighted Average Maturity of the
SunAmerica Money Market Fund was 62.84 days, as of March 31, 2002, which is within the guidelines prescribed by the rule (i.e., not more than 90 days).


	The Dollar-Weighted Average Maturity of the
SunAmerica Municipal Money Market  Fund was
32.67 days, as of March, 31 2002, which is within the guidelines prescribed by the rule (i.e., not more than 90 days).


	The Dollar-Weighted Average Maturity of the AST
Money Market Fund was 49.46 days, as of March
31 2002, which is within the guidelines prescribed by the rule (i.e., not more than 90 days).

Report on Fair Valued and Illiquid Securities

	A security is "fair valued" priced when a current price is not available from an independent pricing source, or when the portfolio manager believes the price does not accurately reflect the true value of the security. In such a case, SunAmerica's Valuation Committee, based on the Procedures for the Fair Valuation of Securities (the "Procedures") which were adopted by the Boards of Directors/Trustees, must pass upon the method by which the values of the "fair valued" securities are determined. Under the Procedures, the "securities identified as "fair valued" and the basis for the determination of value for each such security must be reviewed by the Boards of Directors/Trustees on a quarterly basis."

	During the quarter ended March 31, 2002, the following funds had fair valued priced securities in accordance with the Fund's Fair Valuation Procedures:


Portfolio/Fund
Number of Fair Valued Priced Securities
Adviser/Subadviser

Income Funds
Core Bond
6
SAAMCo
GNMA
1
SAAMCo
High Yield Bond
18
SAAMCo
Strategic Income
19
SAAMCo

Equity Funds
International Equity
3
SAAMCo
Growth Opportunities
1
SAAMCo
New Century
1
SAAMCo

Style Select
Multi-Cap Growth
1
SAAMCo
Mid-Cap Growth
1
SAAMCo

Anchor Series Trust
Strategic Multi-Asset
14
Wellington

	Attached as Exhibit 6(a) is a schedule of fair valued securities held by the Funds on March 31, 2002. The Pricing Committee determined, after due consideration of all relevant facts and circumstances with respect to each security, that the proper valuation methodology was utilized. Fair valued securities are considered to be illiquid unless the portfolio manager represents otherwise.

	Attached as Exhibit 6(b) are descriptions of the illiquid securities held on March 31, 2002. With respect to illiquid securities, as of March 31, 2002, the following Funds held the indicated percentage of illiquid securities.

Portfolio/Fund
Number of Securities
% Held

Large Cap Value
1
0.00%
Multi-Cap Growth Fund
1
0.26%
New Century Fund
1
0.26%
MidCap Fund
1
0.26%
Growth Opportunities Fund
1
0.26%
AST Money Market Fund
1
3.50%
AST Strategic Multi-Asset
12
0.00%
Senior Floating Rate
54
38.32%

Attached as Exhibit 6(c) is a report of the following: a list of securities added during the quarter which were priced in accordance with the Procedures, a list of securities which had been priced in accordance with the Procedures which are no longer subject to such Procedures and a list of securities which had been sold during the quarter which were priced in accordance with the Procedures.

Report on Investment Violations

	During the quarter ended March 31, 2002, a material investment violation occurred requiring the attention of the Board with respect to the SunAmerica Strategic Bond Fund of the SunAmerica Income Funds.

On February 21, 2002, Portia, the Fund's trading system reflected holdings of $1,600,000 in Globix when actually the Fund did not have a position in the security. The portfolio manager issued a sell order for the $1.6 mm position. The error was discovered on February 25, 2002 and a purchase was made on February 26, 2002 to offset the inadvertent short sale, resulting in a $12,000 loss to the Fund. AIGGIC, the Fund's Subadviser, reimbursed the Fund for the loss incurred.

The discrepancy in the holdings resulted from the merger in November, 2001 of the SunAmerica Diversified Income Fund and the North American Strategic Bond Fund. The Fund's portfolio holdings have been reconciled, which should prevent a re-occurrence of this issue. Attached as Exhibit 7 is an Investment Discrepancy Report from AIGGIC with respect to this violation.

Report on Code of Ethics

      Rule 17j-1 under the 1940 Act requires a board of directors to review, on a quarterly basis, any real or apparent conflict of interest that may arise with respect to the Code of Ethics procedures adopted by the Boards concerning the management of the funds. For the quarter ended March 31, 2002, there was one Code of Ethics violation, as described below:

On November 13, 2001, Mr. Phil Davidson, manager of the SunAmerica Style Select Series Focused Multi-Cap Value
(the "Fund") sold 1,100 shares of Archer Daniels Midland
Co. stock (ADM) from his personal account.  On
November 16 SunAmerica transferred to the fund a basket of securities from another SunAmerica- advised account.
The basket included 9,660 shares of ADM transferred at the cost basis of the predecessor fund of $13.43 per share. When securities are transferred in this manner it is often necessary to retain some or all of the securities for a period of time to ensure favorable tax treatment of the transfer. In this instance, SunAmerica indicated that a certain percentage of the basket could be sold immediately. Those securities became available for sale on November 20. Mr. Davidson and his team determined that it was in the best interest of the Fund to include the ADM share in this liquidation. On November 20, seven days after Mr.
Davidson's personal transaction, the Fund sold 6,260 shares of ADM at a price of $14.90 per share.

The American Century Compliance Department has reviewed the trades in question and determined that the violation did not indicate any suspicious trading activity by Mr. Davidson or result in a loss to the fund. However, the violation is considered material by American Century. A formal warning letter was issued to Mr. Davidson with a copy to the Chief Investment Officer. Attached as Exhibit 8 is a letter from American Century with respect to this violation.

Report on Trading Errors

      During the quarter a trading error occurred with respect to the Anchor Series Trust, Natural Resources Portfolio. On February
25, Wellington executed seven purchases with Goldman Sachs. As is normally done with a program trade Wellington uploaded the trade details from Goldman. The information included misstated commission rates. The agreed upon rate was 0.02 Canadian currency per share, the upload reflected a commission rate of 200% of the value of the trade. The trades were booked with the incorrect details. Goldman informed Wellington when they discovered the error on March 6. The trades had settled for the overstated amount, and the accompanying foreign exchange transaction had also settled. Following a discussion with its equity trading, and its Error Resolution Council and Global Securities Services, Goldman was directed to refund the excess commission amount to the Portfolio, and an offsetting foreign exchange transaction was executed to repatriate the currency to U.S. dollars. Wellington has installed a "difference tolerance" threshold for commission rates designed to produce exception reports when commission rates break the threshold.

As a result of this trading error, the Portfolio's net asset value was incorrect for the period from February 26 until March 5, 2002.
The net asset value has since been recalculated.
All shareholder accounts that were effected by this error have been restated. Wellington has reimbursed SunAmerica $6,946.00, which is to reimburse SunAmerica for making the shareholders whole. Attached as Exhibit 9 is a memorandum from Wellington detailing the trading error.

Report on Derivatives

	Attached hereto as Exhibit 10 are descriptions of the derivatives. During the quarter ended March 31, 2002, the following Funds held derivatives:

Portfolio/Fund
Number of Securities
Adviser/Subadviser

Style Select
Multi-Cap Value
2
American Century
Focused Value
2
American Century
Focused TechNet
2
SAAMCo

Anchor Series Trust
Strategic Multi-Asset
24
Wellington Management
Multi-Asset
1
Wellington Management

Foreign Custody

	Pursuant to Rule 17f-5, the Board has delegated to SSB&T the responsibility to act as Foreign Custody Manager for the Funds, which entails selecting eligible foreign subcustodians, approving the terms of foreign subcustodian contracts and monitoring the Funds' foreign custody arrangements. As part of its duties as Foreign Custody Manager, SAAMCo requires that SSB&T provide the Boards with written reports with respect to the placement of fund assets with a particular custodian and of any material changes in the Funds' foreign custody arrangements. Attached as Exhibit 11(a) and 11(b), respectively, are: SSB&T's report indicating the placement of the Funds' assets with particular foreign subcustodians during the quarter ended March 31, 2002 and SSB&T's most recent quarterly report with respect to the Funds' foreign custody arrangements.

	SSB&T noted three changes to their list of compulsory depositories and/or foreign custody arrangements that are presently in operation: (1) following a review of the service capabilities of subcustodians in the Dutch market, SSB&T selected KAS BANK
N.V. as the new subcustodian; (2) following an evaluation of the service capabilities in the South African market SSB&T has selected Nedbank as a new subcustodian in addition to Standard Corporate and Merchant Bank; (3) The Reserve Bank of Australia transferred settlement and safekeeping responsibilities for Commonwealth government securities from its Reserve Bank Information and Transfer System (RITS) to the SFE Corporation Limited's Austraclear system

	The following are resolutions acknowledging the Boards' review and approval of the Funds' foreign custody and depository arrangements contained in the compliance report:

	RESOLVED, that the Boards of
Directors/Trustees of Anchor Series Trust,
SunAmerica Mutual Funds, SunAmerica Style
Select Series, Inc., SunAmerica Strategic
Investment Series, Inc. and SunAmerica Senior
Floating Rate Fund, Inc. hereby acknowledge that they have reviewed the State Street Bank and Trust
Company report with respect to the Trust's foreign custody arrangement and approves KAS BANK
N.V.  as our new subcustodian in the Dutch market.

		RESOLVED, that the Boards of
Directors/Trustees of Anchor Series Trust,
SunAmerica Mutual Funds, SunAmerica Style
Select Series, Inc., SunAmerica Strategic
Investment Series, Inc. and SunAmerica Senior
Floating Rate Fund, Inc. hereby acknowledge that they have reviewed the State Street Bank and Trust
Company report with respect to the Trust's foreign custody arrangement and approves Nedbank as a new subcustodian in the South African market.

	RESOLVED, that the Boards of
Directors/Trustees of Anchor Series Trust,
SunAmerica Mutual Funds, SunAmerica Style
Select Series, Inc., SunAmerica Strategic
Investment Series, Inc. and SunAmerica Senior
Floating Rate Fund, Inc. hereby acknowledge that they have reviewed the State Street Bank and Trust
Company report with respect to the Trust's foreign custody arrangement and approves the SFE
Corporation Limited's Austraclear system as a new subcustodian in the Australian market.

Other subcustodian issues are as follows:

- Credit Suisse First Boston (CSFB), SSB&T's subcustodian bank in Russia, advised that it has decided to withdraw from the custody business and sell its Russian custody business to ING Bank
(Eurasia) ZAO, which is a wholly owned
subsidiary of ING Bank N.V. in the Netherlands.
SSB&T's custody agreement with CSFB remains in full force and effect, and SSB&T is assessing the contractual and operational impact of the sell.

- Effective February 20, 2002, Ceskoslovenska
Obchodni Banka, A.S., zahranicna pobocka v SR,
SSB&T's Slovak Republic subcustodian, changed its legal name to Ceskoslovenska Obchodni
Banka, A.S., pobocka zahranicnej banky v SR.


- On January 29, 2002, the Automated Clearing,
Settlement, and Central Depositary System (CDS)
of the Baharain Stock Exchange became
operational.  At this time, SSB&T does not hold
depositary-eligible shares on behalf of our U.S.
mutual fund clients.
  Effective April 16, 2002 the names of the following funds were changed.
	New Name                                        Old Name
	Focused Large-Cap Growth Portfolio              Focused Growth Portfolio
	Focused Multi-Cap Value Portfolio               Focused Value Portfolio
	Focused International Equity Portfolio          Focused International Portfolio
	Focused Technology Portfolio                    Focused TechNet Portfolio
	Focused 2000 Growth Portfolio                   Small-Cap Growth Portfolio
	Focused Multi-Cap Growth Portfolio              Multi-Cap Growth Portfolio
	Focused Large-Cap Value Portfolio               Large-Cap Value Portfolio
	Focused 2000 Value Portfolio                    Small-Cap Value Portfolio
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